SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2003 (October 16, 2003)

NEXTEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19656	36-3939651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia (Address of Principal Executive Offices)	20191 (Zip Code)

Registrants’ Telephone Number, Including Area Code:     (703) 433-4000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

     On October 16, 2003, Nextel announced certain financial and operating results for the third quarter of 2003, including that:

•	We had a total liquidity position of about $4.8 billion as of September 30, 2003 available to fund our operations and to fund the announced redemptions of senior notes to be completed in the fourth quarter of 2003 as described below, consisting of:

•	About $3.6 billion of cash, cash equivalents and short-term investments; and

•	About $1.2 billion of borrowings available pursuant to the revolving loan commitment under our bank credit facility, which will be reduced by $38 million per quarter through March 31, 2004, and, beginning April 1, 2004, the periodic reductions will increase to $75 million every quarter.

•	During the third quarter, we retired about $2.2 billion of outstanding debt and mandatorily redeemable preferred stock, as further described below, in exchange for approximately $1.76 billion in cash and approximately 30 million shares of our common stock valued at approximately $584 million;

•	During the third quarter, we announced that we will redeem an additional $1.3 billion in principal amount of senior notes in the fourth quarter of 2003, as follows:

•	On October 24, 2003, we will redeem $500 million of the $999 million in principal amount of our 9.95% Senior Serial Redeemable Discount Notes due 2008 outstanding at September 30, 2003 at a redemption price equal to 104.975% of the $500 million in principal amount being redeemed plus an amount equal to the accrued but unpaid interest related to the principal amount being redeemed;

•	On October 31, 2003, we will redeem the entire $497 million in outstanding aggregate principal amount of our 9.75% Senior Serial Redeemable Discount Notes due 2007 outstanding at September 30, 2003 at a redemption price equal to 102.4375% of the principal amount plus an amount equal to the accrued but unpaid interest; and

•	On November 1, 2003, we will redeem the entire $271 million in outstanding aggregate principal amount of our 12% Senior Serial Redeemable Notes due 2008 outstanding at September 30, 2003 at a redemption price equal to 106% of the principal amount plus an amount equal to the accrued but unpaid interest;

•	During the third quarter, we raised approximately $2.0 billion from the sale of our 7.375% senior serial redeemable notes due 2015 and approximately $500 million from the sale of common stock under our Direct Stock Purchase Plan;

•	As of September 30, 2003, approximately 1.096 billion of our common shares were outstanding;

•	There were approximately 26.9 billion total system minutes of use of the Nextel National Network for the third quarter; and

•	The following financial and operating data:

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Consolidated Statements of Operations
(in millions, except per share amounts)

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

Operating revenues

Service revenues	$7,194	$6,002	$2,599	$2,139

Handset and accessory revenues (1)	620	388	288	140

	7,814	6,390	2,887	2,279

Operating expenses

Cost of service (exclusive of depreciation included below)	1,218	1,100	441	383

Cost of handset and accessory revenues (1)	1,040	759	415	235

Selling and marketing	1,337	1,138	482	412

General and administrative	1,180	1,113	420	371

Restructuring and impairment charges	—	35	—	—

Depreciation and amortization	1,264	1,199	429	412

Operating income	1,775	1,046	700	466

Interest expense	(664)	(813)	(220)	(271)

Interest income	32	45	10	14

(Loss) gain on retirement of debt, net of debt conversion cost of $0, $134, $0 and $87 (2)	(139)	347	(132)	208

Reduction in fair value of investment	(2)	(38)	—	(3)

Other (expense) income, net (3)	(35)	(299)	11	(23)

Income before income tax provision	967	288	369	391

Income tax provision	(70)	(373)	(21)	(8)

Net income (loss)	897	(85)	348	383

(Loss) gain on retirement of mandatorily redeemable preferred stock	(7)	457	—	193

Mandatorily redeemable preferred stock dividends and accretion	(55)	(175)	(2)	(50)

Income available to common stockholders	$835	$197	$346	$526

Earnings per common share

Basic	$0.81	$0.23	$0.33	$0.58

Diluted	$0.79	$0.22	$0.32	$0.55

Weighted average number of common shares outstanding

Basic	1,030	851	1,050	911

Diluted	1,060	888	1,091	988

Selected Balance Sheet Data
(in millions)

	September 30,	December 31,
	2003	2002

Cash, cash equivalents and short-term investments	$3,563	$2,686

Accounts and notes receivable, net of allowance for doubtful accounts of $91 and $127	1,217	1,077

Property, plant and equipment, net	8,802	8,918

Intangible assets, net	6,937	6,607

Total assets	21,440	21,484

Long-term debt, including current portion	12,204	12,278

Capital lease and finance obligations, including current portion	184	272

Total liabilities	16,409	17,623

Mandatorily redeemable preferred stock	96	1,015

Stockholders’ equity	4,935	2,846

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Other Data

	For the three months ended

	September 30,	June 30,	March 31,
	2003	2003	2003

Handsets in service, end of period (in thousands) (4)	12,329	11,683	11,092

Net handset additions (in thousands) (4)	646	591	480

Average monthly minutes of use per handset	740	720	650

Bad debt expense included in general and administrative (in millions)	$20	$25	$56

Bad debt expense as a percentage of operating revenues	0.7%	1.0%	2.4%

Capital Expenditures
(in millions)

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

Cash paid for capital expenditures, excluding capitalized interest	$1,131	$1,372	$424	$356

Changes in capital expenditures accrued or unpaid	(21)	(49)	(21)	45

Capital expenditures, excluding capitalized interest	1,110	1,323	403	401

Capitalized interest	27	36	7	11

Total capital expenditures	$1,137	$1,359	$410	$412

Condensed Consolidated Statements of Cash Flows
(in millions)

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

Cash flows from operating activities

Net income (loss)	$897	$(85)	$348	$383

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	1,264	1,199	429	412

Change in accrued interest on short-term investments	(9)	(19)	(3)	(6)

Other	242	418	104	(185)

Net cash provided by operating activities	2,394	1,513	878	604

Cash flows from investing activities

Cash paid for capital expenditures, including capitalized interest	(1,158)	(1,408)	(431)	(367)

Payments for licenses, acquisitions and other, net of cash acquired	(263)	(416)	(25)	(99)

Cash relinquished as a result of deconsolidation of NII Holdings	—	(250)	—	—

Net changes in short-term investments and other	(179)	62	(45)	201

Net cash used in investing activities	(1,600)	(2,012)	(501)	(265)

Cash flows from financing activities

Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(2,466)	(689)	(1,759)	(394)

Proceeds from issuance of debt securities	1,983	—	1,983	—

Proceeds from issuance of stock	605	1	569	1

Repayments under capital lease and finance obligations	(35)	(77)	(10)	(28)

Repayments under long-term credit facility	(148)	—	(49)	—

Borrowings under long-term credit facility	69	—	—	—

Payment for capital lease buy-out	(54)	—	—	—

Mandatorily redeemable preferred stock dividends	(57)	—	(15)	—

Other	(2)	4	(1)	4

Net cash (used in) provided by financing activities	(105)	(761)	718	(417)

Net increase (decrease) in cash and cash equivalents	689	(1,260)	1,095	(78)

Cash and cash equivalents, beginning of period	1,846	2,481	1,440	1,299

Cash and cash equivalents, end of period	$2,535	$1,221	$2,535	$1,221

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

		Book and	New debt
	June 30,	principal value	issuance and		September 30,
	2003	of retirements	other		2003

10.65% senior redeemable discount notes due 2007	$676	$676	$—		$—

9.75% senior serial redeemable discount notes due 2007 (a)	912	415	—		497

4.75% convertible senior notes due 2007	284	—	—		284

9.95% senior serial redeemable discount notes due 2008 (b)	1,293	294	—		999

12% senior serial redeemable notes due 2008, net of unamortized discount of $3 and $3 (c)	271	3	—		268

9.375% senior serial redeemable notes due 2009	1,670	71	—		1,599

5.25% convertible senior notes due 2010	607	—	—		607

9.5% senior serial redeemable notes due 2011, including a fair value hedge adjustment of $65 at June 30, 2003 and $37 at September 30, 2003	929	5	(28	)(d)	896

6% convertible senior notes due 2011	608	—	—		608

7.375% senior serial redeemable notes due 2015, including unamortized premium of $0 and $8	—	—	2,008		2,008

Bank credit facility	4,470	—	(49	)(e)	4,421

Other	17	—	—		17

Total long-term debt, including current portion	$11,737	1,464	$1,931		$12,204

13% series D exchangeable preferred stock mandatorily redeemable 2009	$375	375	$—		$—

11.125% series E exchangeable preferred stock mandatorily redeemable 2010	392	392	—		—

Zero coupon convertible preferred stock mandatorily redeemable 2013	94	—	2	(f)	96

Total mandatorily redeemable preferred stock	$861	767	$2		$96

Total retirements		$2,231

(a)	On October 31, 2003 we will redeem the entire outstanding aggregate principal amount of our 9.75% senior notes at a redemption price equal to 102.4375% of the principal amount.

(b)	On October 24, 2003 we will redeem $500 million in principal amount of our 9.95% senior notes at a redemption price equal to 104.975% of the $500 million in principal amount.

(c)	On November 1, 2003 we will redeem the entire outstanding aggregate principal amount of our 12% senior notes at a redemption price equal to 106% of the principal amount.

(d)	Represents the non-cash decrease to the fair value hedge adjustment during the quarter.

(e)	Represents scheduled principal payment on term loans.

(f)	Represents mandatorily redeemable preferred stock accretion.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Notes to Financial Data

1)	Through June 30, 2003, we recognized handset sales as revenues on a straight-line basis over the estimated customer relationship period of 3.5 years in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements.” Costs of handset sales were recognized over the same period in amounts equivalent to the revenues recognized from the handset sales. The handset costs in excess of the revenues (handset subsidies) generated from handset sales were expensed immediately as these amounts exceeded our minimum contractual revenues.

Effective July 1, 2003, we adopted the provisions of Emerging Issues Task Force, or EITF, Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Under EITF Issue No. 00-21, we no longer need to consider whether a customer is able to realize utility from the handset in the absence of undelivered service, as we did under SAB No. 101. Therefore, we account for the sale of a handset as a unit of accounting separate from the subsequent service to the customer. Accordingly, we recognize revenue from handset sales and the related cost of handset revenues when title to the handset passes to the customer for all arrangements entered into beginning July 1, 2003. In addition, we recognize the portion of the activation fees allocated to the handset unit of accounting, along with an equal amount of costs, when title of the handset passes to the customer. We elected to apply the provisions of EITF Issue No. 00-21 to our existing customer relationships as of July 1, 2003. Accordingly, we reduced our total assets and liabilities by about $1.3 billion, representing substantially all of the handsets revenues and costs associated with the original sale of handsets that were deferred under SAB No. 101.

	For the nine months ended		For the three months ended
	September 30,		September 30,

	2003	2002	2003	2002

	(in millions)		(in millions)
Current period handset and accessory sales	$787	$645	$285	$232

Net effect of SAB No. 101 and EITF Issue No. 00-21	(167)	(257)	3	(92)

Handset and accessory revenues	$620	$388	$288	$140

Current period cost of handset and accessory sales	$1,211	$1,016	$416	$327

Net effect of SAB No. 101 and EITF Issue No. 00-21	(171)	(257)	(1)	(92)

Cost of handset and accessory revenues	$1,040	$759	$415	$235

2)	The 2003 loss on retirement of debt includes the loss associated with the retirement of our series D and series E preferred stock, which were classified as long-term debt effective July 1, 2003, in accordance with our adoption of Statement of Financial Accounting Standards, or SFAS, No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”

3)	Other (expense) income, net includes, among other things, equity in losses of unconsolidated affiliates, net, which represents our proportionate share of the operating results of NII Holdings, Inc. and Nextel Partners, Inc. in accordance with the equity method of accounting based upon preliminary operating results provided to us for the three-month and nine-month periods ended September 30, 2003.

4)	Net handset additions represents gross handsets activated during the period less handsets deactivated. Net handset additions and handsets in service, end of period, does not include handsets attributable to test markets, such as the Boost Mobile program. These net handset additions reflect a customer churn rate of about 1.4% for the third quarter 2003 and about 1.6% for the second quarter 2003. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. Churn is not a measurement under accounting principles generally accepted in the United States and may not be similar to churn calculations of other companies.

Item 7.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibit is furnished with this Form 8-K pursuant to Item 9 below.

Exhibit No.	Exhibit Description

99.1	Press Release, dated October 16, 2003

Item 9.  Regulation FD Disclosure (Information Being Furnished Under Item 12).

     In accordance with the Securities and Exchange Commission Release No.33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On October 16, 2003 Nextel issued a press release announcing certain financial and operating results for the third quarter of 2003. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into Item 9 of this Form 8-K by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.

/s/ Gary D. Begeman By: Gary D. Begeman Vice President and Deputy General Counsel

Date: October 16, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated October 16, 2003